Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Seventh Amendment”) is made as of September 27, 2016, by and between ARE-SEATTLE NO. 10, LLC, a Delaware limited liability company (“Landlord”), and PHASERX INC., a Delaware corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant entered into that certain Lease Agreement dated as of February 9, 2010, as amended by that certain First Amendment to Lease dated as of July 1, 2010, as further amended by that certain Second Amendment to Lease dated as of April 4, 2011, as further amended by that certain Third Amendment to Lease dated as of October 1, 2014, as further amended by that certain Fourth Amendment to Lease dated as of May 21, 2015, as further amended by that certain Fifth Amendment to Lease dated as of September 8, 2015, and as further amended by that certain Sixth Amendment to Lease dated as of February 23, 2016 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 11,291 rentable square feet (“Premises”) in a building located at 410 W. Harrison, Seattle, Washington and are part of the Project legally described on the attached Exhibit A. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.        The Base Term of the Lease is scheduled to expire on November 30, 2016.

C.       Landlord has re-measured the Premises and the Building, which re-measurement has resulted in revised square footages for the Premises and the Building.

D.        Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to, among other things, (i) amend the defined terms for Premises, Rentable Area of Premises, Rentable Area of Project and Tenant’s Share of Operating Expenses, and (ii) extend the Term of the Lease through November 30, 2021 (the “Extended Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The Term of the Lease is hereby extended through the Extended Expiration Date. Tenant’s occupancy of the Premises through the Extended Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2.	Premises, Rentable Area of Premises and Rentable Area of Project. As of December 1, 2016, prospectively only, the definitions of “Premises,” “Rentable Area of Premises” and “Rentable Area of Project” on Page 1 of the Lease are hereby deleted and replaced with the following:

“Premises: That entire third floor of the Project, containing approximately 11,676 rentable square feet, as shown on Exhibit A.”

“Rentable Area of Premises: 11,676 sq. ft.”

“Rentable Area of Project: 33,828 sq. ft.”

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3.	Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through November 30, 2016. Commencing on December 1, 2016, Tenant shall pay Base Rent in the amount of $48.71 per rentable square foot of the Premises per year. Base Rent shall be increased on each December 1st thereafter through the Extended Expiration Date (each, a “Seventh Amendment Adjustment Date”), by multiplying the Base Rent payable immediately before such Seventh Amendment Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Seventh Amendment Adjustment Date.

4.	Right to Extend. Section 40 of the Lease is hereby deleted in its entirety and is null and void and of no further force or effect and Tenant shall have no right to extend the Term of the Lease beyond the Extended Expiration Date.

5.	Tenant’s Share of Operating Expenses. As of December 1, 2016, prospectively only, the definition of “Tenant’s Share of Operating Expenses” on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 34.52%”

6.	OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment.

8.	Miscellaneous.

a.       This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.       This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c.       This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Seventh Amendment attached thereto.

d.       Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

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e.       Neither this Seventh Amendment nor a memorandum of this Seventh Amendment shall be filed by or on behalf of Tenant in any public record.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written.

TENANT:

PHASERX INC.,
a Delaware corporation

By: /s/ Robert Overell
Name: Robert Overell
Its: President & CEO

LANDLORD:

ARE-SEATTLE NO. 10, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By: /s/ Eric S/ Johnson

Its: Senior Vice President RE Legal Affairs

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LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) §
County of Los Angeles	)

On September 28, 2016, before me, Shelly Kroll-Hancock, a Notary Public, personally appeared Eric S. Johnson who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

        /s/ Shelly Kroll-Hancock

Signature of Notary                                                                             (Affix seal here)

TENANT’S ACKNOWLEDGMENT

STATE OF Washington COUNTY OF King	ss.

On this 24th day of September 2016, before me personally appeared Robert Overell, to me known to be the President & CEO of PhaseRx, a Delaware Corp., that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Eric Luna

(Signature of Notary)

Eric Luna

(Legibly Print or Stamp Name of Notary)
Notary public in and for the State of Washington ,
residing at 24 Roy Street, Seattle, WA 98109

My appointment expires 4/5/2017

Exhibit A

Description of Project

LOTS 3 THROUGH 6 INCLUSIVE, BLOCK 5, D.T. DENNY’S WATERFRONT ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT RECORDED IN VOLUME 2 OF PLATS, PAGE 61, RECORDS OF KING COUNTY, WASHINGTON.